Exhibit 99.1

EXECUTION COPY

[Triumph]

FIRST AMENDMENT TO RECEIVABLES PURCHASE AGREEMENT

This FIRST AMENDMENT (this “Amendment”), dated as of August 6, 2009, is among TRIUMPH RECEIVABLES, LLC, a Delaware limited liability company, as seller (the “Seller”), TRIUMPH GROUP, INC., a Delaware corporation (“Triumph”), as servicer (in such capacity, together with its successors and permitted assigns in such capacity, the “Servicer”), MARKET STREET FUNDING LLC (f/k/a Market Street Funding Corporation), a Delaware limited liability company (together with its successors and permitted assigns, the “Issuer”), and PNC BANK, NATIONAL ASSOCIATION, a national banking association (“PNC”), as administrator (in such capacity, together with its successors and assigns in such capacity, the “Administrator”).

RECITALS

1.             The Seller, the Servicer, the Issuer and the Administrator are parties to the Receivables Purchase Agreement, dated as of August 7, 2008 (as amended, supplemented or otherwise modified through the date hereof, the “Agreement”).

2.             The Seller, the Servicer, the Issuer and the Administrator desire to amend the Agreement as hereinafter set forth.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

SECTION 1.  Amendments to the Agreement.

1.1  The definition of “Concentration Reserve Percentage” set forth in Exhibit I to the Agreement is hereby amended by amending and restating clause (a) thereof in its entirety as follows:

“(a)         the largest of the following: (i) sum of five (5) largest Group D Obligor Receivables balances (up to the Concentration Percentage for each Obligor), (ii) sum of the three (3) largest Group C Obligor Receivables balances (up to the Concentration Percentage for each Obligor), (iii) sum of the two (2) largest Group B Obligor Receivables balances (up to the Concentration Percentage for each Obligor), (iv) the largest Group A Obligor Receivables balance (up to the Concentration Percentage for each Obligor)”

1.2  The definition of “Dilution Reserve Percentage” set forth in Exhibit I to the Agreement is hereby amended by deleting the number “2” where it appears therein and substituting the number “2.25” therefor.

1.3  The definition of “Loss Reserve Percentage” set forth in Exhibit I to the Agreement is hereby amended by deleting the number “2” where it appears therein and substituting the number “2.25” therefor.

1.4  The definition of “Yield Reserve” set forth in Exhibit I to the Agreement is hereby amended by deleting the number “1.5” where it appears therein and substituting the number “1.75” therefor.

SECTION 2.  Waiver and Consent.

The parties hereto hereby waive the requirement, pursuant to Section 1.12 of the Agreement, that they receive at least 90 days prior written notice of the decision by the Liquidity Providers under the Liquidity Agreement related to the Conduit Purchaser in such Purchaser Agent’s Purchaser Group regarding the extension of the then current scheduled commitment expiration date under such Liquidity Agreement.

SECTION 3.  Conditions to Effectiveness.

This Amendment shall become effective as of the date hereof, provided that the Facility Termination Date or a Termination Event or Unmatured Termination Event has not occurred and subject to the condition precedent that the Administrator shall have received the following, each duly executed and dated as of the date hereof (or such other date satisfactory to the Administrator), in form and substance satisfactory to the Administrator:

(a)           counterparts of this Amendment (whether by facsimile or otherwise) executed by each of the parties hereto; and

(b)           such other documents and instruments as the Administrator may reasonably request.

SECTION 4.  Representations and Warranties; Covenants.

Each of the Seller and the Servicer, as applicable, hereby represents and warrants to the Issuer and the Administrator as follows:

(a)           Representations and Warranties.  The representations and warranties contained in Exhibit III of the Agreement are true and correct as of the date hereof (unless stated to relate solely to an earlier date, in which case such representations or warranties were true and correct as of such earlier date).

(b)           Enforceability.  The execution and delivery by each of the Seller and the Servicer of this Amendment, and the performance of each of its obligations under this Amendment and the Agreement, as amended hereby, are within each of its organizational powers and have been duly authorized by all necessary action on each of its parts.  This Amendment and the Agreement, as amended hereby, are each of the Seller’s and the Servicer’s valid and legally binding obligations, enforceable in accordance with its terms.

(c)           No Default.  Immediately after giving effect to this Amendment and the transactions contemplated hereby, no Termination Event or Unmatured Termination Event exists or shall exist.

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SECTION 5.  Effect of Amendment; Ratification.  Except as specifically amended hereby, the Agreement is hereby ratified and confirmed in all respects, and all of its provisions shall remain in full force and effect.  After this Amendment becomes effective, all references in the Agreement (or in any other Transaction Document) to “the Receivables Purchase Agreement”, “this Agreement”, “hereof”, “herein”, or words of similar effect, in each case referring to the Agreement, shall be deemed to be references to the Agreement as amended hereby.  This Amendment shall not be deemed to expressly or impliedly waive, amend, or supplement any provision of the Agreement other than as specifically set forth herein.

SECTION 6.  Counterparts.  This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, and each counterpart shall be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

SECTION 7.  Governing Law.  This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to any otherwise applicable conflicts of law principles (other than Sections 5-1401 and 5-1402 of the New York General Obligations Laws).

SECTION 8.  Section Headings.  The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or the Agreement or any provision hereof or thereof.

SECTION 9.  Successors and Assigns.  This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

SECTION 10.  Limited Liability Company Agreement of the Seller.  The Servicer hereby covenants and agrees that, on or prior to August 21, 2009, it shall deliver to the Administrator a fully executed copy of an amendment to the limited liability company agreement of the Seller in form and substance satisfactory to the Administrator in its sole discretion.

[SIGNATURE PAGES TO FOLLOW]

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

TRIUMPH RECEIVABLES, LLC

By:	/s/ M. David Kornblatt
	Name:	M. David Kornblatt
	Title:	Sr. VP & CFO

TRIUMPH GROUP, INC.

By:	/s/ M. David Kornblatt
	Name:	M. David Kornblatt
	Title:	Executive VP & CFO

MARKET STREET FUNDING LLC

By:	/s/ Doris J. Hearn
	Name:	Doris J. Hearn
	Title:	Vice President

PNC BANK, NATIONAL ASSOCIATION,
as Administrator

By:	/s/ Robyn A. Reeher
	Name:	Robyn A. Reeher
	Title:	Vice President